Exhibit 99.2

Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2016 Financial Results; Declares Quarterly Distribution of $0.40 per Share for Q1, 2017

NEW YORK — February 22, 2017— Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $17.6 million, or $0.42 per share, for the fourth quarter. For the fiscal year ended December 31, 2016, the Company reported net investment income of $71.1 million, or $1.68 per share, an increase of 10.5% from the year ended December 31, 2015.

At December 31, 2016, net asset value (NAV) was $21.74 per share, a modest increase from the prior quarter. At year end, the investment portfolio, on a cost basis, remained over 99% performing. At December 31, the fair value of the Company’s Comprehensive Investment Portfolio* was $1.45 billion.

The Company’s Board of Directors declared a first quarter distribution of $0.40 per share payable on April 4, 2017 to stockholders of record on March 23, 2017. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2016:

Comprehensive Investment portfolio* fair value: $1.45 billion

Number of portfolio companies:* 92

Net assets: $918.5 million

Net asset value per share: $21.74

Portfolio Activity** for the Quarter Ended December 31, 2016:

Investments made during the quarter: $86.6 million

Investments prepaid and sold during the quarter: $109.5 million

Portfolio Activity** for the Year Ended December 31, 2016:

Investments made during the year: $357.3 million

Investments prepaid and sold during the year: $335.9 million

Operating Results for the Quarter Ended December 31, 2016:

Net investment income: $17.6 million

Net realized and unrealized gain: $0.2 million

Net increase in net assets from operations: $17.8 million

Net investment income per share: $0.42

Operating Results for the Year Ended December 31, 2016:

Net investment income: $71.1 million

Net realized and unrealized gain: $35.7 million

Net increase in net assets from operations: $106.8 million

Net investment income per share: $1.68

*	The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio, and the senior secured loans held by Senior Secured Unitranche Loan Program LLC (“SSLP”) and Senior Secured Unitranche Loan Program II LLC (“SSLP II”) attributable to the Company (and excludes the fair value of the equity interests in Crystal Financial, SSLP and SSLP II).

**	Includes investment activity through SSLP and SSLP II attributable to the Company.

“By all three primary metrics by which we measure our fundamental performance – credit quality, NAV preservation and portfolio earnings power, Solar Capital had a successful Q4 and full year 2016. Credit quality remains strong, with over 99% of our portfolio performing at December 31, 2016. For the year, our NAV per share increased 4.6%. Lastly, net investment income increased 10.5% compared to the prior year, and full year net investment income exceeded our distributions. In addition, we made solid progress in ramping our senior secured loan programs with our strategic partners VOYA and WFI as well as building our life science portfolio,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “As we look to 2017, we are excited about SLRC’s growth prospects across our diversified sourcing engines including cash flow lending, asset-based lending through our portfolio company, Crystal Financial, and expanding our life science lending platform. As we invest our available capital, we expect Solar Capital’s investment income to grow.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, February 23, 2017. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call; international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 49630838 when prompted. A telephone replay will be available until March 9, 2017 and can be accessed by dialing (855) 859-2056 and using the passcode 49630838. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company’s website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

$150 Million Unsecured Private Notes

On February 15, 2017, the Company closed a $100 million follow-on private offering of unsecured senior notes due 2022 (the “2022 Unsecured Notes”) with a fixed interest rate of 4.60% and a maturity date of May 8, 2022. With the additional private placement, the aggregate amount of 2022 Unsecured Notes is $150 million, with a weighted average fixed interest rate of 4.53%. Interest on the 2022 Unsecured Notes is due semi-annually on May 8 and November 8. The 2022 Unsecured Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Portfolio and Investment Activity

Investment Activity

During the three months ended December 31, 2016, Solar Capital had gross originations of $86.6 million across six new and three existing portfolio companies, including its ownership of investments made by SSLP and SSLP II. Investments sold or prepaid during the quarter ended December 31, 2016 totaled approximately $109.5 million, including repayments within SSLP and SSLP II attributable to the Company.

Portfolio Composition

At December 31, 2016, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial, SSLP and SSLP II, was 10.0%, measured at fair value, and 10.4%, measured at amortized cost. As of December 31, 2016, we had one issuer on non-accrual status, representing 0.65% of the cost of the investment portfolio and 0.06% of fair value.

Our Comprehensive Investment Portfolio composition at December 31, 2016 was as follows:

Comprehensive Portfolio Composition, measured at fair value:	Amount ($mm)%
Senior secured loans - excluding Life Science	$586.8	40.4%
Senior secured loans - Life Science	$201.4	13.9%
Senior secured loans in SSLP and SSLP II, attributable to Solar Capital	$232.0	15.9%
Crystal Financial’s full portfolio of senior secured loans	$368.8	25.4%

Total Senior Secured Loans	$1,389.0	95.6%
Unsecured Securities	$28.1	2.0%
Equity and equity-like securities, excluding Crystal Financial, SSLP and SSLP II Membership Interests	$35.4	2.4%

Total Comprehensive Investment Portfolio	$1,452.5	100.0%

Floating Rate Investments as % of the Income-producing Comprehensive Portfolio	$1,360.5	95.1%

Crystal Financial

At December 31, 2016, Crystal Financial’s $368.8 million funded portfolio consisted of senior secured loans from 25 issuers with an average exposure of $14.8 million. Approximately 99% of the commitments at Crystal Financial are floating-rate, senior-secured loans. For the year ended December 31, 2016, Crystal Financial invested approximately $191.4 million and had investments repaid or sold of approximately $287.8 million. For the quarter ended December 31, 2016, Crystal distributed $7.9 million to Solar Capital, consistent with the prior quarter, resulting in an annualized distribution yield, at cost, of approximately 11.3%. For the fiscal year ended December 31, 2016, Crystal distributed $31.6 million to Solar Capital, also equating to an 11.3% distribution yield, at cost.

Senior Secured Unitranche Loan Program

As of December 31, 2016, the Company and Voya contributed combined equity capital in the amount of $116.4 million of a total commitment of $200 million to SSLP. At December 31, 2016, the SSLP’s portfolio consisted of $180.5 million of floating rate senior secured loans to eleven different borrowers. During the quarter, SSLP invested $41.7 million across four portfolio companies. Investments prepaid and amortization totaled $0.4 million during the same period. At December 31, 2016, the weighted average asset level yield of the SSLP’s portfolio was 7.4%, measured at fair value and 7.5%, measured at cost.

At December 31, 2016, SSLP had drawn $67.1 million under its $200 million revolver credit facility. The annualized return on average equity for Q4 2016 was 10.9% for SSLP. SSLP is expected to achieve low teens ROE once the vehicle is fully ramped.

Senior Secured Unitranche Loan Program II

As of December 31, 2016, the Company and WFI contributed combined equity capital in the amount of $58.2 million of a total commitment of $93 million to SSLP II. At December 31, 2016, the SSLP II portfolio consisted of $91.8 million of floating rate senior secured loans to twelve different borrowers. During the quarter, SSLP II invested $36.5 million across five portfolio companies. Investments prepaid and amortization totaled $11.8 million during the same period. At December 31, 2016, the weighted average asset level yield of the SSLP II portfolio was 7.6%, measured at fair value and 7.9%, measured at cost.

In Q4, 2016, a new credit facility, non-recourse to SLRC, was established for SSLP II. At December 31, 2016, SSLP II had drawn $33.0 million under this $100 million credit facility. The annualized return on average equity for Q4 2016 was 10.3% for SSLP II. SSLP II is expected to achieve low teens ROE once the vehicle is fully ramped.

Life Science Lending Platform

The fair value of the life science first lien senior secured portfolio was $201.4 million at December 31, 2016, consisting of first lien loans to 25 different borrowers, with an average loan balance of $8.1 million. At December 31, 2016, the weighted average yield of the life science loan portfolio was 11.3% at fair market value and 12.0%, measured at cost. In 2016, the life science lending platform originated $160.1 million of first lien senior secured investments and had $84.2 million of repayments. The weighted average IRR on all realized life science investments from inception through December 31, 2016 is 18.6%, including realized warrants.

Solar Capital Ltd.’s Results of Operations for the Fiscal Year Ended December 31, 2016 compared to the Fiscal Year Ended December 31, 2015.

Investment Income

For the fiscal years ended December 31, 2016 and 2015, gross investment income totaled $151.8 million and $115.6 million, respectively. The increase in gross investment income from 2015 to 2016 was primarily due to a larger average income producing investment portfolio, increased dividend income from the ongoing ramping of investments in our SSLP’s as well as an increased volume of repayments.

Expenses

Net expenses totaled $80.7 million and $51.2 million, respectively, for the fiscal years ended December 31, 2016 and 2015. The increase in expenses from 2015 to 2016 was primarily due to higher interest expense on a larger average income producing investment portfolio, management fees and performance-based incentive fees.

Net Investment Income

TSLRC’s net investment income totaled $71.1 million and $64.4 million, or $1.68 and $1.52, per average share, respectively, for the fiscal years ended December 31, 2016 and 2015.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain/(loss) for the fiscal years ended December 31, 2016 and 2015 totaled approximately $35.7 million and $(50.3) million, respectively. The net realized and unrealized gain for the fiscal year ended December 31, 2016 was primarily due to the unrealized appreciation in the value of select investments and the realized appreciation of select assets sold or repaid, offset partially by depreciation in the value of certain assets. The net realized and unrealized loss for the fiscal year ended December 31, 2015 was primarily due to yield based mark-to-market technical impact on the fair value of our investments.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2016 and 2015, SLRC had a net increase in net assets resulting from operations of $106.8 million and $14.1 million, respectively. For the fiscal years ended December 31, 2016 and 2015, earnings per average share were $2.53 and $0.33, respectively.

Liquidity and Capital Resources

As of December 31, 2016, we had a total of $389.8 million of unused borrowing capacity under SLRC’s revolving credit facility, subject to borrowing base limits.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2016, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$108.7	8.3%
2	$1,131.5	86.7%
3	$62.6	4.8%
4	$2.0	0.2%

Financial Statements and Tables

SOLAR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share amounts)

	December 31, 2016	December 31, 2015
Assets
Investments at fair value:
Companies less than 5% owned (cost: $815,955 and $926,055, respectively)	$804,783	$886,788
Companies 5% to 25% owned (cost: $8,511 and $8,511, respectively)	777	1,233
Companies more than 25% owned (cost: $477,491 and $410,142, respectively)	499,218	424,570

Total investments (cost: $1,301,957 and $1,344,708, respectively)	1,304,778	1,312,591
Cash	2,152	2,587
Cash equivalents (cost: $309,894 and $274,983, respectively)	309,894	274,983
Receivable for investments sold	13,602	11,374
Interest receivable	8,079	6,408
Dividends receivable	10,952	8,487
Prepaid expenses and other assets	1,090	874

Total assets	$1,650,547	$1,617,304

Liabilities
Revolving credit facilities	$115,200	$207,900
Unsecured senior notes due 2042 ($100,000 and $100,000 face amounts, respectively, reported net of unamortized debt issuance costs of $2,886 and $2,996, respectively	97,114	97,004
Senior secured notes	75,000	75,000
Unsecured senior notes due 2022	50,000	—
Term loan	50,000	50,000
Distributions payable	16,899	16,986
Payable for cash equivalents purchased	309,894	274,983
Management fee payable	6,870	6,523
Performance-based incentive fee payable	4,412	1,408
Administrative services expense payable	3,289	2,324
Interest payable	2,225	1,665
Other liabilities and accrued expenses	1,137	813

Total liabilities	$732,040	$734,606

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,248,525 and 42,464,762 shares issued and outstanding, respectively	$422	$425
Paid-in capital in excess of par	989,732	993,991
Distributions in excess of net investment income	(11,847)	(15,592)
Accumulated net realized loss	(62,621)	(64,009)
Net unrealized appreciation (depreciation)	2,821	(32,117)

Total net assets	$918,507	$882,698

Net Asset Value Per Share	$21.74	$20.79

SOLAR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share amounts)

	Year ended December 31,
	2016	2015
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$108,386	$78,498
Companies 5% to 25% owned	—	—
Companies more than 25% owned	1,835	2,604
Dividends:
Companies less than 5% owned	11	12
Companies more than 25% owned	40,649	33,947
Other income:
Companies less than 5% owned	828	477
Companies more than 25% owned	130	22

Total investment income	151,839	115,560

EXPENSES:
Management fees	28,115	24,678
Performance-based incentive fees	17,775	4,374
Interest and other credit facility expenses	24,571	15,598
Administrative services expense	5,990	5,081
Other general and administrative expenses	4,287	3,167

Total expenses	80,738	52,898
Performance-based incentive fees waived	—	(1,694)

Net expenses	80,738	51,204

Net investment income	$71,101	$64,356

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$609	$(3,510)
Companies 5% to 25% owned	197	(1,163)
Companies more than 25% owned	(30)	(147)

Net realized gain (loss) on investments and cash equivalents	776	(4,820)
Net realized gain (loss) on foreign currencies and derivatives:	—	(54)

Net realized gain (loss)	776	(4,874)

Net change in unrealized gain (loss) on investments and cash equivalents	34,938	(45,411)
Net change in unrealized gain (loss) on foreign currencies and derivatives	—	9

Net change in unrealized gain (loss)	34,938	(45,402)

Net realized and unrealized gain (loss) on investments, cash equivalents, foreign currencies and derivatives	35,714	(50,276)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$106,815	$14,080

EARNINGS PER SHARE	$2.53	$0.33

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact

Investor Relations

(646) 308-8770